Exhibit 10.2

PHOENIX INTERNATIONAL VENTURES, INC.

SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This Settlement Agreement and Mutual Release (the “Agreement”) is made and entered into this 22nd day of March 2011 (“Agreement Date”), by and among PHOENIX INTERNATIONAL VENTURES, INC., a Nevada corporation, (the  “Company”), ANNEY BUSINESS CORP. a British Virgin Islands corporation (“Anney”), HAIM NISSENSON, an individual (“H. Nissenson”), ZAHIR TEJA, an individual (“Teja”), and the individuals or entities who have executed this Agreement under the headings “Investors” and “Converting Investors”.  The Company, Anney, H. Nissenson, Teja the Investors and the Converting Investors are hereinafter sometimes collectively referred to as the “Parties”.

WHEREAS, Anney, H. Nissenson, Teja and the Company are parties to a consulting agreement dated October 2, 2006 (the “Anney Consulting Agreement”); and

WHEREAS, the Company is indebted to Anney under the terms of the Anney Consulting Agreement for certain consulting fees and other amounts; and

WHEREAS, the Company desires to resolve all disputes among the Parties and settle all debts and obligations that it may have or owe to each of  Anney, H. Nissenson and their respective affiliates (collectively, the “Nissenson Parties”) for all periods through and including the Agreement Date, all upon the terms and conditions hereinafter set forth; and

WHEREAS, each the Parties hereto desire to set forth the terms and conditions of their joint agreements regarding the termination of the Anney Consulting Agreement, the disengagement of Anney for providing consulting services to the Company, the resolution of any and all disputes among the Parties, and the settlement of all obligations of the Company to all of the Nissenson Parties through and including the Agreement Date;

NOW, THEREFORE, in consideration of the promises and conditions set forth herein, the receipt and sufficiency of which is hereby acknowledged, the Company, Investors, Converting Investors, Teja and the Nissenson Parties do hereby agree as follows:

1.   Termination of Anney Consulting Agreement and Settlement of Anney Obligations.

(a)           The Parties hereto do hereby mutually agree that the Anney Consulting Agreement be, and the same hereby is terminated as at the Agreement Date, and is without any further force and effect.

(b)           Except for its right to receive the consideration set forth in Section 1(c) below, Anney and H. Nissenson hereby agree that all rights, payments or other benefits which Anney or any of its affiliates had or may have been entitled to under the Anney Consulting Agreement, be and the same are hereby waived and terminated ab initio.

(c)            The Parties hereto do hereby agree that the Company owes Anney $181,211 of accrued consulting fees under the Anney Consulting Agreement (the “Anney Obligations”).  In full settlement and consideration for the Anney Obligations, the Company shall issue to Anney an aggregate of 302,018 shares of Common Stock of the Company, having a value of $0.60 per share (the “Anney Consideration”).

(d)           The Company shall cause its transfer agent to issue one stock certificate representing the Anney Consideration to Anney or its designees by a date which shall be not later than 10 working days following the Agreement Date.

(e)           Each of Anney and H. Nissenson agree that they are acquiring the Anney Consideration for their own account as principal for investment and not with a view to resale, distribution or fractionalization in whole or in part, and has no current agreement, understanding or arrangement to subdivide, sell, assign or otherwise dispose of all or any part of the Anney Consideration and understands that there is no public market for the Anney Consideration and none is expected to develop in the foreseeable future, if ever.  Neither Anney nor H. Nissenson has any contract, undertaking, agreement or arrangement with any individual, corporation, partnership, limited liability company or other entity (each a “Person”) to sell, transfer or grant participations to such Person or to any third Person, with respect to the Anney Consideration and shall not make any sale, transfer, or pledge thereof without compliance with applicable registration requirements under the Securities Act of 1933, as amended (the “Securities Act”) and any applicable securities laws of any state or unless an exemption from registration is available under those laws.  In addition, the Anney Consideration has not been registered under the Securities Act or qualified under applicable state securities laws and the registration provisions of the Securities Act as well as the qualification provisions of such state laws thereof restrict their transferability.  Based upon the representations and agreements being made by her/him herein, the undersigned acknowledges that the issuance of the Anney Consideration is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) thereof and applicable Rules and Regulations adopted thereunder, and that:

(i)           the Anney Consideration cannot be sold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act or, in the reasonable opinion of the Company’s counsel, an exemption from such registration is available;

(ii)           the Anney Consideration and other shares of Common Stock of the Company owned by Anney and H. Nissenson or its affiliates are also subject to a separate lock-up agreement with the Company, dated the Agreement Date (the “Lock Up Agreement”);

(iii)           the Company is under no obligation to assist the undersigned in complying with any exemption from registration under the Securities Act, or to register the Anney Consideration for resale under the Securities Act;  and

(iv)           the certificates or other documentation representing the Anney Consideration will bear, in substance, the following legend:

These securities have not been registered under the Securities Act of 1933 (the “Act”) or under the securities laws of any state or other jurisdiction.  They may not be sold or transferred in the absence of (i) an effective Registration Statement under the Act, or (ii) an opinion of counsel to the Company that such registration is not required due to one or more valid exemptions from registration under the Act.

(f)           For a period of two years from the Agreement Date, subject to provisions of Secton 1(g) below, Anney shall have piggy back registration rights in relation to the shares given in the Anney Consideration.

(g)           Registration Statement.                                            If, at any time during the period ending two years from the date hereof there is not an effective Registration Statement covering the Anney Consideration Shares  (for purposes of this Section, the “Registration Securities”) and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or any post-effective amendment to existing registration statements or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to Anney a written notice of such determination at least twenty (20) days prior to the filing of any such Registration Statement and shall include in such registration statement all of the Anney Consideration and any other shares of Company Common Stock owned by Anney or H. Nissenson (collectively, the “Registrable Securities”); provided, however, that (i) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Company determines for any reason not to proceed with such registration, the Company will be relieved of its obligation to register any Registrable Securities in connection with such registration, (ii) if the underwriter of securities to be sold on behalf of the Company advises the Company that the inclusion of the Registrable Securities in the Registration Statement could be detrimental to the Company’s ability to raise additional capital, the Company may eliminate or “cut back” the number of Registrable Securities to be included in such Registration Statement, and (iii) in case of a determination by the Company to delay registration of its securities, the Company will be permitted to delay the registration of Registrable Securities for the same period as the delay in registering such other securities.   In addition to the foregoing, if at any time during the period ending two years from the date hereof there is not an effective Registration Statement covering the Registrable Securities and the Subscriber and other Investors are unable to utilize Rule 144 to effect resales of such Registrable Securities by reason of the Company’s failure to comply with its then current reporting requirements under the Securities Exchange Act of 1934, as amended, then and in such event the Company shall, within thirty (30) days of receipt of a written demand by the Subscriber or any other Investors, either achieve full compliance with the then current reporting requirements under the Securities Exchange Act of 1934, as amended, or file a Form S-1 Registration Statement with the Commission which shall cover such Registrable Securities and shall use its best efforts to respond to all comments from the Commission and cause such Registration Statement to be declared effective by the Commission as soon as reasonably practicable.

(h)           Each of Anney and H. Nissenson hereby acknowledge that upon receipt of the Anney Consideration, neither the Company nor any subsidiary of the Company owes any further debts or obligations to Anney or H. Nissenson or their affiliates, or any kind whatsoever.

2.   Releases.

(a)  By the Nissenson Releasing Parties.  In exchange for the delivery of the Anney Consideration, and other consideration set forth herein (collectively, the “Consideration”), each of Anney, H. Nissenson and their respective affiliates (collectively, the “Nissenson Releasing Parties”) do hereby fully, forever, irrevocably and unconditionally releases, remises and discharges the Company, its officers, directors, affiliates, subsidiaries, parent companies, agents and employees and each of Teja, the Investors and Converting Investors (each in their individual and corporate capacities) and their respective officers, directors and affiliates (hereinafter collectively, the “Company Released Parties”) from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities and expenses, of every kind and nature that any of the Nissenson Releasing Parties ever had or now has against any of the Company Released Parties, including, but not limited to, (i) any actual or alleged false acknowledgment, breach of representation or warranty, or misrepresentation or omission to state a material fact by any of the Company Released Parties in this Agreement or in any other document delivered by or on behalf of any of the Company Released Parties; (ii) all claims arising out of the Anney Consulting Agreement and/or separation of the Nissenson Releasing Parties from the Company including, but not limited to, all discrimination claims, all claims to any non-vested ownership interest in the Company, contractual or otherwise, including, but not limited to, claims to stock or stock options, and any claim or damage arising out of the Anney Consulting Agreement with and/or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above, and (iii) all common law claims including, but not limited to, actions in tort, defamation and breach of contract related to the foregoing, but excluding (A) claims based on fraud or criminal acts which result in the filing of a complaint with any law enforcement agency or regulatory authority, or (B) rights of the Nissenson Releasing Parties and obligations of the Company under a lock-up agreement with the Company dated of even date herewith to which Anney and H. Nissenson is a party.  It is understood that this release does not affect any rights the Nissenson Releasing  Parties has under this Agreement.

            (b)  By the Company, Teja, the Investors and the Converting Investors.  The Company, Teja and each of the Investors and Converting Investors (collectively, the “Company Releasing Parties”) do hereby fully, forever, irrevocably and unconditionally release, remise and discharge each of Anney, H. Nissenson and their respective affiliates (hereinafter, the “Nissenson Released Parties”) from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities and expenses, of every kind and nature that any of the Company Released Parties ever had or now has against any of the Nissenson Released Parties, including, but not limited to, (i) any actual or alleged false acknowledgment, breach of representation or warranty, or misrepresentation or omission to state a material fact by any of the Nissenson Released Parties in this Agreement or in any other document delivered by or on behalf of any of the Nissenson Released Parties; (ii) all claims arising out of the Anney Consulting Agreement and/or separation including, but not limited to, all discrimination claims, all claims to any non-vested ownership interest in the Company, contractual or otherwise, including, but not limited to, claims to stock or stock options, and any claim or damage arising out of the Anney Consulting Agreement with and/or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above, and (iii) all common law claims including, but not limited to, actions in tort, defamation and breach of contract related to the foregoing,  but excluding (A) claims based on fraud or criminal acts which result in the filing of a complaint with any law enforcement agency or regulatory authority, or (B) obligations of the Nissenson Released Parties and rights of the Company under a lock-up agreement with the Company dated of even date herewith to which Anney and H. Nissenson is a party.  It is understood that this release does not affect any rights the Company Releasing Parties has under this Agreement.

(c)    Known and Unknown Claims.  Each of Nissenson Releasing Parties and the Company Releasing Parties understands and agrees that the claims released in Sections 2(a) and (b) above include not only claims presently known to him, them or it, as the case may be, but also include all unknown or unanticipated claims, rights, demands, actions, obligations, liabilities and causes of action of every kind and character that would otherwise come within the scope of the released claims as described in Section 2.  Each of Anney, H. Nissenson and the Company Releasing Parties understands that he, they or it, as the case may be, may hereafter discover facts different from what he, they or it now believes to be true, which if known, could have materially affected this Agreement, but he, they or it nevertheless waives and releases any claims or rights based on different or additional facts.

3.   Indemnification.  The Company agrees that none of the Nissenson Releasing Parties is releasing any claims it may have for indemnification under state or other law or the charter, articles, or by-laws of the Company and its affiliated companies, or under any indemnification agreement with the Company or under any insurance policy providing directors’ and officers’ coverage for any lawsuit or claim relating to the period when he was or is a director or officer of the Company or any affiliated company; provided, however, that (i) the Company’s execution of this Agreement is not a concession or guaranty that any Nissenson Releasing Party has any such rights to indemnification, (ii) that this Agreement does not create any additional rights to indemnification, and (iii) that the Company retains any defenses it may have to such indemnification or coverage.

4.           Additional Agreements of the Parties.

(a)           Immediately following the execution and delivery of this Agreement, each of the Company and Teja, on one hand, and N. Nissenson and Anney, on the other hand, shall instruct their legal counsel to dismiss with prejudice the litigation currently pending in the Second Judicial District Court of the State of Nevada in and for the County of Washoe, entitled Phoenix International Ventures, Inc., a Nevada corporation, and Zahir Teja, an individual, Plaintiffs, vs. Neev Nissenson, an individual, Anney Business Corp., a foreign corporation; Black Corporations 1-5; John Does 1-5, Defendants, Case No. C11-00653, Dept. No. B7 (the “Litigation”) as well as any other pending litigation known or unknown in any court.

(b)           Anney and H. Nissenson may retain possession of the IPhone, and any other equipment in his possession as of the Agreement Date; provided that they shall be solely responsible for all future monthly charges to maintain such IPhone.  Anney and H. Nissenson will shall within ten (10) business days from the Agreement Date use their best efforts to return to the Company all official documents which are in their possession and belong to the Company, other than publicly available documents.  If the Company shall request any specific documents it believes Anney or H. Nissenson possesses, Anney and H. Nissenson shall use their best efforts to provide such documents.

(c)           For so long as the Lock Up Agreement is in effect, Anney and H. Nissenson shall have the right to nominate one (1) individual to serve as a member of the board of directors of the Company; provided, that such nominee shall be reasonably acceptable to the members of the board of directors of the Company.

(d)           Teja is hereby authorized to immediately remove the signature rights, if any, of any member of the H. Nissenson Group on any and all bank accounts and credit cards, transfer agent authorization rights, and any and all other accounts or authorizations of the Company as to which officers of the Company have signature rights. Without limiting the foregoing, after the date of this Agreement, neither H. Nissenson  nor Anney shall have the authority to act on behalf of the Company (as none shall be employees, officers or consultants to the Company) or to send correspondence on Company letterhead.

(e)           H. Nissenson and Anney hereby advises the other Parties hereto that they and their affiliates have elected not to engage independent legal counsel.  H. Nissenson and Anney further advises each of the other Parties hereto that (i) they reviewed this Agreement and all documents relating to this Agreement; (ii) H. Nissenson is a sophisticated businessman who understand the contents of this Agreement and all other documents relating to this Agreement, and (iii) neither H. Nissenson, Anney nor any of their affiliates shall raise as a defense to the enforceability or validity to this Agreement or any of the other documents relating to this Agreement that they were not represented by counsel of their choosing.

(f)      Each of the Parties acknowledges that the Company may describe the materials terms of this Agreement on a Form 8-K and may be required to  file this Agreement with the Securities and Exchange Commission in an appropriate manner, and as a result the full text of this Agreement will be publicly available after such filing.

(g)           As used in this Agreement, the term “affiliate” or “affiliates” shall mean any other individual or entity (each a “Person”) that directly or indirectly controls, or is controlled by, or is under common control with, that Person, and, with respect to any Person that is a natural Person, such Person’s spouse or children in such Person’s household.  For purposes of this definition “control,” “controlled by,” and “under common control with” mean possession, directly or indirectly, of power to direct (or cause the direction of) management or policies of a Person, whether through ownership of voting interests or other ownership interests, by contract, or otherwise; provided, however, that any director, executive officer, manager or other Person which owns directly or indirectly five percent (5%) or more of the securities of any other Person having ordinary voting power for the election of directors or managers shall be deemed to control such other Person.

(h)           The Parties understand and agree that this Agreement is a settlement agreement and does not constitute an admission of liability or wrongdoing on the part of the Company and/or any other Party hereto. Each of Anney and H. Nissenson hereby declares and confirms that after the date of this Agreement, no other agreement or other arrangement (other than this Agreement) exists between Anney, H. Nissenson or any of the H. Nissenson Group and the Company pursuant to which the Company has any obligations.

(i)            This Agreement shall be binding upon the Parties and may not be modified in any manner except by an instrument in writing of concurrent or subsequent date signed by a duly authorized representative of the Parties hereto together with specific resolution of the Company confirming such modification.  This Agreement is binding upon and shall inure to the benefit of the Parties and their respective agents, assigns, heirs, executors, successors and administrators.

(j)            Should any provision of this Agreement be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.

(k)           This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

(l)           Each of the Parties state and represent that they have carefully read this Agreement, understand the contents herein, freely and voluntarily assents to all of the terms and conditions hereof, and sign of their own free will.

(m)           This Agreement contains and constitutes the entire understanding and agreement between the Parties hereto with respect to severance and settlement and terminates and supersedes all previous oral and written negotiations, agreements, commitments and writings in connection therewith, including, but not limited to, the Anney Consulting Agreement.

(n)           H. Nissenson is a guarantor of 54,000 NIS (New Israeli Shekels approx $15,000) line of credit that Bank Mizrahi Tefahot of Israel has advances to Phoenix Europe Ventures, Ltd, an Israeli corporation which is a wholly owned subsidiary of the Company. The Company shall, not later than 180 days after the Agreement Date, cause to happen the removal of the guarantee given by H. Nissenson to Bank Mizrahi Tefahot  for this line of credit. The Company shall bear all expenses and damages that H. Nissenson incurs in connection with Bank Mizrahi Tefahot guarantee. The Company shall promptly reimburse H. Nissenson for any such expenses, damages and liabilities arising from this guarantee.

(o)           The recital paragraphs at the beginning of this Agreement are incorporated by reference as if fully set forth herein.

(p)           This Agreement may be executed in two signature counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

(q)           No Party shall have the right to assign any of the rights or benefits under this Agreement, unless consented to by all Parties.

(r)           Each of the Parties promises and represents they will not make or cause to be made any derogatory, negative or disparaging statements, either written or verbal, on either Party.

(s)           The Parties hereto do hereby agree that,: (i) immediately prior to the execution of this Agreement and the resolutions of the board of directors dated the Agreement Date, the board of directors of the Company consisted of Zahir Teja and. Neev Nissenson, and the ratification of this Agreement by such board of directors is valid and proper; and (ii) the stockholder consent dated March 6, 2011 is hereby withdrawn and rendered null and void. The Parties hereto do hereby further agree that the resolutions and actions of the board of directors taken on March 22, 2011 are valid and binding upon the Company.

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IN WITNESS WHEREOF, the Parties have set their hand and seal to this Agreement as of the date set forth above.

PHOENIX INTERNATIONAL VENTURES, INC.

By:___________________________________________________________
Name: Zahir Teja Title: Chief Executive Officer
Subject to board ratification
ANNEY BUSINESS CORP.

By:_________________________________________________
Name: Haim Nissenson Title: President and Principal

_______________________________________________________ ZAHIR TEJA ____________________________________________________ HAIM NISSENSON

INVESTORS:

_____________________________________________________
URI WITTENBERG

_____________________________________________________
AMIT BARZELAI

_____________________________________________________
HAGAI LANGSTADTER

CONVERTING INVESTORS:

______________________________________________________
ZVI BAR-NES NISSENSOHN

PLONIT VENTURES LTD.

By: _______________________________________________________

DASONS COMPUTERS

By:___________________________________________________